LADOKK REALTY COMPANY
                                 91 Cabot Court
                            Hauppauge, New York 11788


                                                            February 1, 1996


Hauppauge Computer Works, Inc.
91 Cabot Court
Hauppauge, New York 11788

Re: Modification to Lease Dated February 7, 1990 ("Lease") by and between Ladokk Realty Company ("Landlord") and Hauppauge Computer Works, Inc. ("Tenant")

Gentlemen:

     This letter will confirm that as of the date hereof, the terms of the Lease are hereby modified as follows:

               1. The Lease has been renegotiated to a term of ten years beginning February 1, 1996 and ending January 31, 2006.

               2. Tenant is given an option to extend the Lease for an additional three years (the "Option Period"); provided Tenant is not in default of the Lease at the time it exercises this option; and provided written notice of the exercise of such option is given by Tenant to Landlord no later than July 31, 2005.

               3. During the Option Period the annual rental shall increase at the rate of 5% per annum over the rent of the previous year, including that for the first year of the Option Period for which such increase shall be 5% over the year ended January 31, 2006. All other terms of the Lease shall be applicable to the Option Period.

     Except as modified herein, all terms and conditions of the Lease shall continue in full force and effect.

                                                   Very truly yours,

                                                   LADOKK REALTY COMPANY


                                                   By: /s/ Kenneth Aupperle
                                                      --------------------------
                                                      KENNETH AUPPERLE
CONSENTED TO:

Hauppauge Computer Works, Inc.


By:/s/ Gerald Tucciarone
   -------------------------